EXHIBIT 2
                           GENERAL MOTORS CORPORATION

                                       and

                                 CITIBANK, N.A.,

                                     Trustee


                          FIRST SUPPLEMENTAL INDENTURE



                            Dated as of March 4, 2002














                             SUPPLEMENTAL INDENTURE

      FIRST SUPPLEMENTAL INDENTURE, dated as of March 4, 2002, between GENERAL MOTORS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America (the "Trustee", which term shall include any successor trustee appointed pursuant to Article Seven of the Indenture (as defined below)).

                                   WITNESSETH:

      WHEREAS, the Corporation and the Trustee have heretofore executed and delivered the Indenture, dated as of December 7, 1995 (the "Indenture"), providing for the issuance from time to time of one or more series of debt securities evidencing unsecured indebtedness of the Corporation (the "Securities"). Terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      WHEREAS, this First Supplemental Indenture amends the Indenture, pursuant to Section 10.01 thereof, in order to permit the issuance of Securities that may be converted into any securities of any person.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree for the equal and proportionate benefit of the respective Holders from time to time hereafter of the Securities as follows:

                                   ARTICLE ONE

      Section 1. Section 1.01 of the Indenture shall be amended by adding the following paragraph immediately prior to the definition of "Additional Amounts":

            When used with respect to any Security, the words "convert", "converted" and "conversion" are intended to refer to the right of the Holder or the Corporation to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 2.01, and these words are not intended to refer to any right of the Holder or the Corporation to exchange such Security for other Securities of the same series and like tenor pursuant to Section 2.05, 2.06, 2.07, or 10.04 or another similar provision of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 2.01.

      Section 2. Section 1.01 of the Indenture shall be amended by adding the following paragraph immediately prior to the definition of "Corporate Trust Office":

            The term "Conversion Agent" shall mean initially Citibank, N.A. and subsequently, any other conversion agent appointed by the Corporation from time to time in respect of the Securities.

      Section 3. Section 2.01 of the Indenture shall be amended by deleting paragraphs (16) and (17) thereof and replacing them with the following paragraphs:

            (16) any trustees, depositaries, authenticating and paying agents, transfer agents, registrars or any other agents with respect to the Security of such series;

            (17) the terms, if any, on which Holders of Securities may convert or exchange Securities of the series into any securities of any person; and

            (18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

      Section 4. Section 3.02 of the Indenture shall be amended by deleting
Section 3.02 in its entirety and adding a new Section 3.02 to read as follows:

            Section 3.02 Notice of Redemption; Selection of Securities. The election of the Corporation to redeem any Securities shall be evidenced by an Officers' Certificate. In case the Corporation shall desire to exercise the right to redeem all, or, as the case may be, any part of a series of Securities pursuant to the terms and provisions applicable to such series, it shall fix a date for redemption and shall mail a notice of such redemption at least thirty and not more than sixty days prior to the date fixed for redemption to the Holders of the Securities of such series which are Registered Securities to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register. Such mailing shall be by prepaid first class mail. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder shall have received such notice. In any case, failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

            Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee as described in Section 5.04, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Corporation, the Trustee shall make such information available to the Corporation for such purpose). Notice of redemption to any other Holder of an Unregistered Security of such series shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 4.04, in an Authorized Newspaper in Luxembourg), in each case, once in each of two successive calendar weeks, the first publication to be not less than thirty nor more than sixty days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder shall have received such notice. In any case, failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

            Each such notice of redemption shall specify the provisions of such Securities under which such redemption is made, that the conditions precedent, if any, to such redemption have occurred, shall describe the same and the date fixed for redemption, the redemption price at which such Securities are to be redeemed, the Place of Payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Coupon Securities, of all Coupons appertaining thereto maturing after the date fixed for redemption, that interest and Additional Amounts, if any, accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest, if any, thereon or on the portions thereof to be redeemed will cease to accrue. If less than all of the Securities of a series are to be redeemed any notice of redemption published in an Authorized Newspaper shall specify the numbers of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued of the same series. In case any Security is convertible, the notice of redemption shall state the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Security may be surrendered for conversion.

            At least one Business Day prior to the redemption date specified in the notice of redemption given for Unregistered Securities as provided in this Section and on or prior to the redemption date specified in the notice of redemption given for all Securities other than Unregistered Securities, the Corporation will deposit in trust with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities or portions of Securities so called for redemption, other than any Securities called for redemption on the redemption date which have been converted prior to the date of such deposit, at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. The Corporation will give the Trustee notice of each redemption at least forty-five days prior to the date fixed for redemption (unless a shorter notice is acceptable to the Trustee) as to the aggregate principal amount of Securities to be redeemed. In case of redemption of less than all Securities, the Issuer will give the Trustee sixty days prior notice.

            If less than all of the Securities of a series are to be redeemed, the Trustee shall select, pro rata or by lot or in such other manner as it shall deem reasonable and fair, the numbers of the Securities to be redeemed in whole or in part.

            If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

            If any Security called for redemption is converted, any money deposited with the Trustee or with any paying agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any predecessor Security to receive interest as provided in the last paragraph of Section 4.01 or in the terms of such Security) be paid to the Corporation upon its request or, if then held by the Corporation, shall be discharged from such trust.

      Section 5. The last paragraph of Section 3.03 shall be replaced with the following new Section 3.04:

            Section 3.04. Securities Redeemed in Part. Upon presentation of any Security redeemed in part only, the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Corporation, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented of the same series.

      Section 6. The first sentence of Section 4.02 shall be deleted, and a new first sentence shall be added, to read in its entirety as follows:

      As long as any of the Securities of a series remain outstanding, the Corporation will designate and maintain, in the Borough of Manhattan, The City of New York, an office or agency where the Registered Securities of such series may be presented for registration of transfer or exchange or for conversion as in this Indenture provided, an office or agency where notices and demands to or upon the Corporation in respect of the Securities of such series or of this Indenture may be served, and an office or agency where the Securities of such series may be presented for payment.

      Section 7. Section 6.08 shall be amended by adding the following at the end of the paragraph after the phrase "expressed in such Security":

      (or, in the case of redemption, on or after the redemption date) or for the enforcement of the right to convert any Security in accordance with its terms.

      Section 8. Section 10.01 shall be amended by deleting the word "and" at the end of paragraph (f) thereof, deleting the period and adding the word "; and" at the end of paragraph (g) thereof, and adding the following paragraph
(h):

            (h) to add to or change any of the provisions of this Indenture with respect to any Securities that by their terms may be converted into any securities of any person, in order to permit or facilitate the issuance, payment or conversion of such Securities.

      Section 9. Section 10.02 shall be amended by making provisions (ii) and
(iii) in the first paragraph thereof into new provisions (iii) and (iv), respectively, and by adding a new (ii) as follows:

            (ii) in the case of Securities that are convertible, change in any manner adverse to the Holders (A) the amounts payable upon the redemption of the Securities, (B) the dates, if any, on which the Holders have the right to require the Corporation to repurchase the Securities, or the transactions or events, if any, upon which the Holders have the right to require the Corporation to repurchase the Securities or the amounts payable upon the repurchase thereof or (C) the circumstances, if any, under which the Holders have the right to convert the Securities or the amounts receivable upon conversion thereof (but excluding from operation of this clause (ii) any adjustment to the conversion rate) or

      Section 10. Section 14.05 of the Indenture shall be amended by deleting
Section 14.05 in its entirety and adding a new Section 14.05 to read as follows:

            Section 14.05. Legal Holidays. In any case where the date of maturity of any interest, premium or Additional Amounts on or principal of the Securities, the date fixed for redemption of any Securities or any date on which a holder has the right to convert his Security shall not be a Business Day in a city where payment thereof is to be made, then payment of any interest, premium or Additional Amounts on, or principal of such Securities need not be made on such date in such city but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.


                                   ARTICLE TWO

      Section 1. Recitals. The recitals contained herein shall be taken on the statements of the Corporation and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

      Section 2. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      Section 3. New York Contract. This Indenture and each Security shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the said State, regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law and except as may otherwise be required by mandatory provisions of law. Any claims or proceedings in respect of this First Supplemental Indenture shall be heard in a federal or state court located in the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed.

                           GENERAL MOTORS CORPORATION


                           By: _____________________________
                               Name: Antoinette Skeete
                               Title: Assistant Secretary




                           CITIBANK, N.A., as Trustee


                           By:  _____________________________
                                Name:
                                Title